Exhibit 3.1
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
THE SOUTHERN COMPANY
(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

The Southern Company, a Delaware corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
1.    Article Third of the Restated Certificate of Incorporation of the Corporation, as amended (the “Charter”) is hereby amended in its entirety to read as follows:
“THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.”
2.    Article Fourth of the Charter is hereby amended in its entirety to read as follows:
“FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 2,550,000,000 shares, consisting of 2,500,000,000 shares of common stock with a par value of $0.01 each (the “Common Stock”) and 50,000,000 shares of preferred stock with a par value of $0.01 each (the “Preferred Stock.”).
The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers (if any)) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
Notwithstanding the foregoing and except as otherwise required by the Delaware General Corporation Law, no holder of Common Stock, as such, shall be entitled to vote on any amendment of this Certificate of Incorporation that exclusively alters, amends or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote on the applicable amendment pursuant to this Certificate of Incorporation or pursuant to the Delaware General Corporation Law.”
3.    Article Fifth of the Charter is hereby amended in its entirety to read as follows:
“FIFTH: Unless and except to the extent that the By-Laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.”
4.    The Charter is hereby amended by deleting Article Sixth thereof in its entirety.
5.    The Charter is hereby amended by deleting Article Seventh thereof in its entirety.
6.    The Charter is hereby amended by deleting Article Eighth thereof in its entirety.
7.    The last sentence of Section (1) of Article Ninth (which per paragraph 16 below will be renumbered as Article Sixth) of the Charter is hereby amended in its entirety to read as follows:
“Any director may be removed at any time with or without cause upon the affirmative vote of the holders of a majority in voting power of the stock of the corporation at that time entitled to vote at an election of directors.”
8.    The Charter is hereby amended by deleting Section (2) of Article Ninth (which per paragraph 16 below will be renumbered as Article Sixth) thereof in its entirety.
9.    The Charter is hereby amended by deleting Section (6) of Article Ninth (which per paragraph 16 below will be renumbered as Article Sixth) thereof in its entirety.
10.    The Charter is hereby amended by deleting Section (7) of Article Ninth (which per paragraph 16 below will be renumbered as Article Sixth) thereof in its entirety.
11.    The Charter is hereby amended by deleting Section (8) of Article Ninth (which per paragraph 16 below will be renumbered as Article Sixth) thereof in its entirety.
12.    Section (10) (which per paragraph 16 below will be renumbered as section (6)) of Article Ninth of the Charter (which per paragraph 16 below will be renumbered as Article Sixth) is hereby amended in its entirety to read as follows:
“(10)    The Board of Directors, in addition to the powers and authority expressly conferred upon it hereinbefore and by statute and by the By-Laws, is hereby empowered to exercise all such powers as may be exercised by the corporation;

subject, nevertheless, to the provisions of the statutes of the State of Delaware and of the Certificate of Incorporation.”
13.    Section (11) (which per paragraph 16 below will be renumbered as section (7)) of Article Ninth of the Charter (which per paragraph 16 below will be renumbered as Article Sixth) is hereby amended in its entirety to read as follows (including renumbering and conforming of applicable cross-references):
“(7)    A director or officer shall not be personally liable for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director or officer, as applicable, except (a) for directors and officers, for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (b) for directors and officers, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for directors, under section 174 of the General Corporation Law of the State of Delaware or any successor provision, (d) for directors and officers, for any transaction from which the director or officer derived an improper personal benefit or (e) for officers, in any action by or in the right of the corporation. If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any amendment, modification or repeal of this section shall not adversely affect any right or protection of a director or officer of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”
14.    The Charter is hereby amended by deleting Article Tenth thereof in its entirety.
15.    Article Eleventh of the Charter (which per paragraph 16 below will be renumbered as Article Seventh) is hereby amended in its entirety to read as follows:
“The corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, or to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to this reservation; provided, however, that the corporation shall not, unless authorized by the affirmative vote in favor thereof of the holders of at least a majority of the issued and outstanding common stock of the corporation given at any annual meeting of stockholders or at any special meeting called for that purpose, reclassify the common stock or change the issued shares of common stock into the same or a greater or less number of shares of common stock either with or without par value or reduce the par value of the common stock.”

16.    The Charter, as amended as set forth above, is hereby amended by (i) renumbering Article Ninth, Article Eleventh and Article Twelfth as Article Sixth, Article Seventh and Article Eighth, respectively, and (ii) renumbering sections (3), (4), (5), (9), (10) and (11) of Article Ninth (which, pursuant to clause (i) is being renumbered as Article Sixth) as sections (2), (3), (4), (5), (6) and (7), respectively, and, in the case of both clauses (i) and (ii), making any conforming changes to cross references.
17.    The foregoing amendments to the Charter were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 13th day of May, 2026.

The Southern Company /s/ Christopher C. Womack
Christopher C. Womack
Chairman, President and Chief Executive Officer